UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

NIKU CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Niku Corporation Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Commission File No.: 000-28797

This filing consists of an email communication from Joshua Pickus, President and Chief Executive officer of Niku Corporation (“Niku”) to Niku employees on June 9, 2005.

From:	Josh Pickus
Sent:	Thursday, June 09, 2005 5:02 AM
To:	Niku All Distribution List
Subject:	Computer Associates to Acquire Niku
Importance:	High

Niku Team, we have just announced that Computer Associates (CA) is going to acquire Niku. We expect the transaction to close in 3-4 months. In the meantime, Niku will continue to run as a stand-alone company, business as usual.

Upon completion, Niku will become part of CA’s Business Service Optimization (BSO) business unit. BSO offers solutions that complement Niku’s offerings, and, with the integration of Clarity, will deliver the broadest and most comprehensive business service optimization solution on the market.

CA is acquiring Niku in large part because of our talented people. As such, CA expects to retain the vast majority of Niku’s employees. Niku’s headquarters will remain in Redwood City, California, and I will join CA as senior vice president of Business Services Optimization.

In addition, Clarity is critical to CA’s BSO strategy in providing its customers the right tools to align IT with business priorities. Thus, CA intends not only to support the product, but to aggressively develop and enhance its capabilities. CA’s significantly greater resources will enable us to move Clarity forward more quickly and to more fully take advantage of the huge market opportunity for our products.

The CA executives and I look forward to speaking with you about this further and answering any questions you have at today’s All-Hands Meeting.

A link the press release can be found here www.ca.com/invest

<http://www.ca.com/invest>

Josh

Safe Harbor for Forward-Looking Statements

Statements in this communication regarding the proposed Merger between Computer Associates and Niku, the expected timetable for completing the Merger, future financial and operating results, benefits and synergies of the Merger, future opportunities for the combined company and products and any other statements regarding Computer Associates’ or Niku’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the ability to consummate the Merger; the ability of Computer Associates to successfully integrate Niku’s operations and employees, the ability to realize anticipated synergies; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market, business conditions and volatility and uncertainty in the markets that Computer Associates and Niku serve; and the other factors described in Annual Report on Form 10-K for Computer Associates’ most recently completed fiscal year and Computer Associates’ other filings with the SEC and Niku’s Annual Report on Form 10-K for the year ended January 31, 2005 and Quarterly Report on Form 10-Q for the period ended April 30, 2005. These reports are available at www.sec.gov. Niku disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Merger. Niku intends to file a proxy statement and other relevant documents concerning the Merger with the Securities and Exchange Commission (“SEC”), and the proxy statement will be mailed to the stockholders of Niku. NIKU STOCKHOLDERS ARE URGED TO READ NIKU’S PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and Niku stockholders and investors may obtain free copies of the documents filed with the SEC by Niku by going to Niku’s Investor Relations page on its corporate website at www.niku.com. Such documents are not currently available.

Participants in Solicitation

Niku and its directors and executive officers, and Computer Associates and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Niku Common Stock in respect of the proposed Merger. Information about the directors and executive officers of Computer Associates is set forth in its proxy statement for the 2004 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2004. Information about the directors and executive officers of Niku is set forth in the proxy statement for Niku’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on May 31, 2005. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available. These documents will be available free of charge once available, at the SEC’s web site at www.sec.gov or by going to Niku’s Investor Relations page on its corporate website at www.niku.com.